EXHIBIT 23(a)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-91029 and 333-97971) of Interphase Corporation of our report dated February 5, 2003 relating to the financial statements which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas
March 25, 2003